KIRBY

KIRBY CORPORATION                                        Contact:  Steve Holcomb
                                                                   713-435-1135

FOR  IMMEDIATE  RELEASE
-----------------------


                       KIRBY CORPORATION ANNOUNCES RECORD
                   2004 SECOND QUARTER AND SIX MONTHS RESULTS

- 2004 second quarter earnings per share were $.55 compared with $.48 earned in the 2003 second quarter

- 2004 first six months earnings per share were $.91 compared with $.77 per share earned in the 2003 first six months

- 2004 third quarter earnings per share guidance is $.50 to $.54 versus $.46 earned in the 2003 third quarter

- 2004 year earnings per share guidance tightened to $1.90 to $1.95 versus $1.67 earned in the 2003 year

Houston, Texas (July 28, 2004) - Kirby Corporation ("Kirby") (NYSE:KEX) today announced record net earnings for the second quarter ended June 30, 2004 of $13,778,000, or $.55 per share, compared with $11,789,000, or $.48 per share, for the second quarter of 2003. The 2004 second quarter net earnings were slightly above Kirby's published earnings guidance range of $.50 to $.54 per share. Consolidated revenues for the 2004 second quarter were $170,876,000 compared with $158,739,000 for the 2003 second quarter.

Kirby reported record net earnings for the first six months of 2004 of $22,798,000, or $.91 per share, compared with $18,657,000, or $.77 per share, for the first six months of 2003. Consolidated revenues for the first six months of 2004 were $328,191,000 compared with $306,939,000 for the first half of 2003.

Marine transportation revenues increased 9% for the 2004 second quarter compared with the second quarter of 2003, while operating income increased 14% during the same period. For the first six months of 2004, marine transportation revenues increased 9% and operating income increased 18% when compared with the 2003 first half. The favorable results were attributable to strong petrochemical and black oil products volumes, and normal seasonal refined products volumes, offset to some degree by weak liquid fertilizer volumes.


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The  diesel engine services segment's second quarter 2004 revenues and operating income were slightly above 2003 second quarter levels. During the 2004 second quarter, the Midwest dry cargo river market continued to improve and its operations were enhanced with the April 2004 purchase of the diesel engine services operations of Walker Paducah. The segment's rail market benefited from several large orders from transit customers during the 2004 second quarter. A continued weak Gulf Coast offshore oil service market, as well as weak East Coast and West Coast marine markets, negatively affected the segment's 2004 second quarter results.

Joe Pyne, Kirby's President and Chief Executive Officer, commented, "We are encouraged by the continued improvement in our petrochemical and black oil products markets. The petrochemical and black oil markets contributed 68% and 18%, respectively, of our 2004 first half marine transportation revenues. We are forecasting net earnings for the 2004 third quarter in the $.50 to $.54 per share range. This guidance compares with net earnings of $.46 per share reported for the 2003 third quarter. Our 2004 third quarter guidance is based on similar petrochemical and black oil volumes, as well as a normal refined products market and an improved liquid fertilizer market. The third quarter will be negatively impacted by the closure of the McAlpine lock on the Ohio River for major repairs for approximately two weeks in August. The lock closure will stop all waterborne traffic on the Ohio River with a destination upriver of Louisville, Kentucky, including Cincinnati and Pittsburgh. We estimate the impact of the McAlpine lock closure on the 2004 third quarter results will be approximately $.02 to $.03 per share."

Mr. Pyne further commented, "For the 2004 year, we are tightening our earnings guidance to $1.90 to $1.95 per share. This guidance compares with 2003 year net earnings of $1.67 per share. Capital spending guidance for 2004 remains in the $85 to $90 million range and includes approximately $41 million for the construction of 16 new 30,000 barrel petrochemical tank barges and 10 new 30,000 barrel black oil tank barges."

This earnings press release includes marine transportation performance measures for both the 2004 and 2003 second quarters and first six months. The performance measures include ton miles, revenues per ton mile, towboats operated and delay days. Comparable performance measures for the 2003 and 2002 years and quarters are available at Kirby's web site under the caption Performance Measurements in the Investor Relations section. Kirby's homepage can be accessed by visiting www.kirbycorp.com.
                        -----------------

A conference call is scheduled at 9:00 a.m. central time tomorrow, Thursday, July 29, 2004, to discuss the 2004 second quarter and first six months, and the outlook for the 2004 third quarter and full year. The conference call number is 888-328-2514 for domestic callers and 706-679-3262 for international callers. The leader's name is Steve Holcomb. An audio playback will be available at approximately 11:00 a.m. central time on July 29 through 6:00 p.m. on Friday, August 27, 2004, by dialing 800-642-1687 for domestic callers and 706-645-9291 for international callers. The conference ID number is 8949236. The conference call can also be accessed by visiting Kirby's homepage at
http://www.kirbycorp.com/  or  at  http://audioevent.mshow.com/178187.  A replay
-------------------------          ----------------------------------
will  be  available  on  each  of those web sites following the conference call.


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
The financial and other information to be discussed in the conference call is available in this press release and in a Form 8-K filed with the Securities and Exchange Commission. This press release and the Form 8-K include a non-GAAP financial measure, EBITDA, which Kirby defines as net earnings before interest expense, taxes on income, depreciation and amortization. A reconciliation of EBITDA for the 2004 and 2003 second quarters and first six months with GAAP net earnings for the same periods is included in the Condensed Consolidated Financial Information in this press release.

Kirby Corporation, based in Houston, Texas, operates inland tank barges and towing vessels, transporting petrochemicals, black oil products, refined petroleum products and agricultural chemicals throughout the United States inland waterway system. Through the diesel engine services segment, Kirby provides after-market service for large medium-speed diesel engines used in marine, power generation and industrial, and railroad applications.

Statements contained in this press release with respect to the future are forward-looking statements. These statements reflect management's reasonable judgment with respect to future events. Forward-looking statements involve risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including cyclical or other downturns in demand, significant pricing competition, unanticipated additions to industry capacity, changes in the Jones Act or in U.S. maritime policy and practice, fuel costs, interest rates, weather conditions, and timing, magnitude and the number of acquisitions made by Kirby. A listing of additional risk factors can be found in Kirby's annual report on Form 10-K for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

                           CONFERENCE CALL INFORMATION

Date:        Thursday,  July  29,  2004
Time:        9:00  a.m.  central  time
U.S.:        888-328-2514
Int'l:       706-679-3262
Leader:      Steve  Holcomb
Passcode:    Kirby
Webcast:     http://www.kirbycorp.com/  or  http://audioevent.mshow.com/178187
             -------------------------      ----------------------------------


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

A summary of the results for the second quarter and first six months follows:

                               CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
                               ---------------------------------------------

                                                         Second Quarter         Six Months
                                                      --------------------  --------------------
                                                        2004       2003       2004       2003
                                                      ---------  ---------  ---------  ---------
                                                           (unaudited, $in thousands except
                                                                 per share amounts)
Revenues:
  Marine transportation. . . . . . . . . . . . . . .  $149,065   $137,156   $284,558   $262,221
  Diesel engine services . . . . . . . . . . . . . .    21,811     21,583     43,633     44,718
                                                      ---------  ---------  ---------  ---------
                                                       170,876    158,739    328,191    306,939
                                                      ---------  ---------  ---------  ---------
Costs and expenses:
  Costs of sales and operating expenses. . . . . . .   108,391    101,153    211,318    202,004
  Selling, general and administrative. . . . . . . .    19,479     18,751     39,444     36,312
  Taxes, other than on income. . . . . . . . . . . .     4,150      3,485      7,402      6,536
  Depreciation and other amortization. . . . . . . .    13,591     12,894     27,388     25,126
  Loss on disposition of assets. . . . . . . . . . .       196        126        198        133
                                                      ---------  ---------  ---------  ---------
                                                       145,807    136,409    285,750    270,111
                                                      ---------  ---------  ---------  ---------

    Operating income . . . . . . . . . . . . . . . .    25,069     22,330     42,441     36,828
  Equity in earnings of marine affiliates. . . . . .       494        751      1,316      1,187
  Other expense. . . . . . . . . . . . . . . . . . .       (51)      (199)      (322)      (602)
  Interest expense . . . . . . . . . . . . . . . . .    (3,290)    (3,867)    (6,664)    (7,321)
                                                      ---------  ---------  ---------  ---------

    Earnings before taxes on income. . . . . . . . .    22,222     19,015     36,771     30,092
  Provision for taxes on income. . . . . . . . . . .    (8,444)    (7,226)   (13,973)   (11,435)
                                                      ---------  ---------  ---------  ---------

    Net earnings . . . . . . . . . . . . . . . . . .  $ 13,778   $ 11,789   $ 22,798   $ 18,657
                                                      =========  =========  =========  =========

Net earnings per share of common stock:
  Basic. . . . . . . . . . . . . . . . . . . . . . .  $    .56   $    .49   $    .93   $    .77
  Diluted. . . . . . . . . . . . . . . . . . . . . .  $    .55   $    .48   $    .91   $    .77
Common stock outstanding (in thousands):
  Basic. . . . . . . . . . . . . . . . . . . . . . .    24,434     24,105     24,392     24,084
  Diluted. . . . . . . . . . . . . . . . . . . . . .    25,093     24,412     25,003     24,370

                  CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                  --------------------------------------------

                                                         Second Quarter         Six Months
                                                      --------------------  --------------------
                                                        2004       2003       2004       2003
                                                      ---------  ---------  ---------  ---------
                                                           (unaudited, $in thousands except
                                                                 per share amounts)
EBITDA:  (1)
  Net earnings . . . . . . . . . . . . . . . . . . .  $ 13,778   $ 11,789   $ 22,798   $ 18,657
  Interest expense . . . . . . . . . . . . . . . . .     3,290      3,867      6,664      7,321
  Provision for taxes on income. . . . . . . . . . .     8,444      7,226     13,973     11,435
  Depreciation and other amortization. . . . . . . .    13,591     12,894     27,388     25,126
                                                      ---------  ---------  ---------  ---------
                                                      $ 39,103   $ 35,776   $ 70,823   $ 62,539
                                                      =========  =========  =========  =========

EBITDA per share - diluted (1) . . . . . . . . . . .  $   1.56   $   1.47   $   2.83   $   2.57
Capital expenditures . . . . . . . . . . . . . . . .  $ 32,013   $ 18,971   $ 56,060   $ 37,723
Acquisitions of businesses and marine equipment. . .  $  9,975   $  1,500   $ 11,085   $ 37,816


                                                                                  June 30,
                                                                            --------------------
                                                                              2004       2003
                                                                            ---------  ---------
                                                                              (unaudited, $in
                                                                                 thousands)
Long-term debt, including current portion. . . . . . . . . . . . . . . . .  $251,453   $295,133
Stockholders' equity . . . . . . . . . . . . . . . . . . . . . . . . . . .  $402,622   $343,026
Debt to capitalization ratio . . . . . . . . . . . .  . . . . . . . . . . .    38.4%       46.2%


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

                        MARINE TRANSPORTATION STATEMENTS OF EARNINGS
                        --------------------------------------------

                                                     Second Quarter         Six Months
                                                 ---------------------  --------------------
                                                    2004       2003       2004       2003
                                                 ----------  ---------  ---------  ---------
                                                         (unaudited, $in thousands)

Marine transportation revenues. . . . . . . . .  $ 149,065   $137,156   $284,558   $262,221
                                                 ----------  ---------  ---------  ---------

Costs and expenses:
  Costs of sales and operating expenses . . . .     92,081     85,050    179,047    168,221
  Selling, general and administrative . . . . .     15,228     14,837     30,732     28,620
  Taxes, other than on income . . . . . . . . .      4,049      3,342      7,182      6,244
  Depreciation and other amortization . . . . .     12,846     12,145     25,862     23,650
                                                 ----------  ---------  ---------  ---------
                                                   124,204    115,374    242,823    226,735
                                                 ----------  ---------  ---------  ---------

     Operating income . . . . . . . . . . . . .  $  24,861   $ 21,782   $ 41,735   $ 35,486
                                                 ==========  =========  =========  =========

     Operating margins. . . . . . . . . . . . .       16.7%      15.9%      14.7%      13.5%
                                                 ==========  =========  =========  =========


                        DIESEL ENGINE SERVICES STATEMENTS OF EARNINGS
                        ---------------------------------------------

                                                     Second Quarter         Six Months
                                                 ---------------------  --------------------
                                                    2004       2003       2004       2003
                                                 ----------  ---------  ---------  ---------
                                                         (unaudited, $in thousands)

Diesel engine services revenues . . . . . . . .  $  21,811   $ 21,583   $ 43,633   $ 44,718
                                                 ----------  ---------  ---------  ---------

Costs and expenses:
  Costs of sales and operating expenses . . . .     16,233     16,076     32,167     33,705
  Selling, general and administrative . . . . .      3,017      2,994      6,051      5,748
  Taxes, other than income. . . . . . . . . . .         91         77        173        160
  Depreciation and amortization . . . . . . . .        286        264        619        516
                                                 ----------  ---------  ---------  ---------
                                                    19,627     19,411     39,010     40,129
                                                 ----------  ---------  ---------  ---------

     Operating income . . . . . . . . . . . . .  $   2,184   $  2,172   $  4,623   $  4,589
                                                 ==========  =========  =========  =========

     Operating margins. . . . . . . . . . . . .       10.0%      10.1%      10.6%      10,3%
                                                 ==========  =========  =========  =========

                                OTHER COSTS AND EXPENSES
                                ------------------------

                                                     Second Quarter         Six Months
                                                 ---------------------  --------------------
                                                    2004       2003       2004       2003
                                                 ----------  ---------  ---------  ---------
                                                         (unaudited, $in thousands)

General corporate expenses. . . . . . . . . . .  $   1,780   $  1,498   $  3,719   $  3,114
                                                 ==========  =========  =========  =========
Loss on disposition of assets . . . . . . . . .  $     196   $    126   $    198   $    133
                                                 ==========  =========  =========  =========


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
                   MARINE TRANSPORTATION PERFORMANCE MEASUREMENTS
                   ----------------------------------------------

                                                     Second Quarter         Six Months
                                                 ---------------------  --------------------
                                                    2004       2003       2004       2003
                                                 ----------  ---------  ---------  ---------

Ton Miles (in millions)  (2). . . . . . . . . .      4,321      3,991      8,056      7,446
Revenue/Ton Mile (cents/tm) (3) . . . . . . . .        3.5        3.4        3.5        3.5
Towboats operated (average)  (4). . . . . . . .        237        226        234        228
Delay Days  (5) (5) . . . . . . . . . . . . . .      1,822      1,268      4,181      3,851
Average cost per gallon of fuel consumed. . . .  $    1.01   $    .81   $   1.00   $    .91
Tank barges:
  Active. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      887        897
  Inactive. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       43         76
Barrel capacities (in millions):
  Active. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     16.3       16.3
  Inactive. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       .8        1.4

--------------------

(1) Kirby has historically evaluated its operating performance using numerous measures, one of which is EBITDA, a non-GAAP financial measure. Kirby defines EBITDA as net earnings before interest expense, taxes on income, depreciation and amortization. EBITDA is presented because of its wide acceptance as a financial indicator. EBITDA is one of the performance measures used in Kirby's incentive bonus plan. EBITDA is also used by rating agencies in determining Kirby's credit rating and by analysts publishing research reports on Kirby, as well as by investors and investment bankers generally in valuing companies. EBITDA is not a calculation based on generally accepted accounting principles and should not be considered as an alternative to, but should only be considered in conjunction with, Kirby's GAAP financial information.
(2) Ton miles indicate fleet productivity by measuring the distance (in miles) a loaded tank barge is moved. Example: A typical 30,000 barrel tank barge loaded with 3,300 tons of liquid cargo is moved 100 miles, thus generating 330,000 ton miles.
(3) Marine transportation revenues divided by ton miles. Example: Second quarter 2004 revenues of $149,065,000 divided by 4,321,000,000 ton miles =
     3.5  cents.
(4) Towboats operated are the average number of owned and chartered towboats operated during the period.
(5) Delay days measures the lost time incurred by a tow (towboat and tank barges) during transit. The measure includes transit delays caused by weather, lock congestion and other navigational factors.


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